Exhibit 99.1

Alimera Sciences Reports Second Quarter 2018 Results

•	Record Net Revenue of $10.9 Million in Q2 2018
•	Record U.S. End User Demand in Q2 2018
ATLANTA, July 30, 2018 (GLOBE NEWSWIRE) -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals, today announced financial results for the three months ended June 30, 2018. Alimera will host a conference call on July 31, 2018, at 9:00 a.m. ET to discuss these results.

“We are pleased with our progress in the second quarter of 2018, our highest quarter in both sales and end user demand, and we anticipate continued momentum throughout 2018. Additionally, we recorded record revenues outside of the U.S. in the second quarter, growing 26% over the second quarter of 2017,” said Dan Myers, Alimera’s Chief Executive Officer.
First Quarter 2018 Financial Results
Consolidated Net Revenue
Consolidated net revenue increased 5% to approximately $10.9 million for the three months ended June 30, 2018, compared to approximately $10.4 million for the three months ended June 30, 2017.
U.S. Net Revenue
U.S. net revenue decreased by 1% to approximately $8.0 million for three months ended June 30, 2018, compared to U.S. net revenue of approximately $8.1 million for the three months ended June 30, 2017. This decrease in net revenue resulted from lower distributor orders compared to the second quarter of 2017, despite growth in U.S. end user demand.
End user demand, which represents units purchased by physicians and pharmacies from Alimera’s distributors, was higher in the second quarter of 2018, increasing 12% to 955 units compared to 850 units in the second quarter of 2017.
The discrepancy between GAAP revenue and end user demand is due to the timing of distributor purchases from quarter to quarter. In the second quarter of 2017, Alimera’s distributors purchased approximately 15% more units than they sold to end users, increasing their stock on hand during that quarter. In the second quarter of 2018, there was no material difference between the number of units acquired by Alimera’s distributors and end user unit sales by those distributors to physicians and pharmacies.

International Net Revenue
Net revenues from Alimera’s international segment increased by 26% to approximately $2.9 million for the three months ended June 30, 2018, compared to approximately $2.3 million for the three months ended June 30, 2017. The growth was driven primarily by an increase of approximately 19% in the countries in which Alimera sells direct and approximately 82% in sales to international distributors in markets where Alimera sells through distributors. Revenues from Alimera’s international distributors comprise, depending upon the distribution arrangement, both upfront payments for inventory and a revenue share of the distributors’ sales of product to end users. Revenues from Alimera’s international distributors will fluctuate from quarter to quarter based upon the timing of the distributors’ stocking practices.
Operating Expenses
Research, development and medical affairs expenses for the three months ended June 30, 2018 increased by 27%, to approximately $2.8 million, compared to approximately $2.2 million for the three months ended June 30, 2017. The increase was primarily attributable to one-time cost savings associated with two clinical studies that offset expenses incurred during the three months ended June 30, 2017.
General and administrative expenses for the three months ended June 30, 2018 increased by 7%, to approximately $3.2 million, compared to approximately $3.0 million for the three months ended June 30, 2017.
Sales and marketing expenses increased by 16%, to $5.9 million for the three months ended June 30, 2018, compared to $5.1 million reported for the three months ended June 30, 2017. The increase was primarily attributable to an increase in personnel costs related to the Alimera’s expanded sales force in the U.S. and increased marketing and market access costs.
Total operating expenses were approximately $12.6 million for the three months ended June 30, 2018, compared to approximately $11.0 million for the three months ended June 30, 2017, an increase of 15%. “Adjusted Operating Expenses,” a non-GAAP financial measure defined below, were approximately $10.8 million for the three months ended June 30, 2018, compared to Adjusted Operating Expenses of approximately $9.1 million for the three months ended June 30, 2017, an increase of 19%.
Net Loss
Net loss for the three months ended June 30, 2018 was approximately $4.0 million, compared to a net loss of approximately $2.8 million for the three months ended June 30, 2017.
Basic and diluted net loss per share for the three months ended June 30, 2018 was $(0.06) on 70,022,100 weighted average shares outstanding, compared to basic and diluted net loss per share of $(0.04) on 65,485,106 weighted average shares outstanding during the three months ended June 30, 2017.
Adjusted EBITDA
“Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately a

$980,000 loss for the three months ended June 30, 2018, compared to Adjusted EBITDA of approximately a $500,000 gain for the three months ended June 30, 2017.
Cash and Cash Equivalents; Termination of ATM
As of June 30, 2018, Alimera had cash and cash equivalents of approximately $16.7 million. As previously disclosed, Alimera announced in June it had terminated its “at-the-market” equity program.
Definitions of Non-GAAP Financial Measures
For purposes of this press release, “Adjusted Operating Expenses” is operating expenses minus depreciation, amortization and stock-based compensation expenses. “Adjusted EBITDA” is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability and losses on extinguishment of debt. Alimera provides non-GAAP financial information because it believes this information can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures,” which includes Adjusted Operating Expenses and Adjusted EBITDA.
Conference Call to be Held July 31, 2018
A conference call will be hosted by Dan Myers, Chief Executive Officer, and Rick Eiswirth, President and Chief Financial Officer, to discuss the results. The call will be held at 9:00 a.m. ET, on July 31, 2018. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: July 31, 2018, 9:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences Second Quarter 2018 Results Call
Webcast Registration: Click Here
Following the live call, a replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations.”
About Alimera Sciences
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera’s focus is on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in aging populations. Alimera’s commitment to retina specialists and their patients is manifest in its product portfolio. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measures
This press release contains a discussion of non-GAAP financial measures, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measures of Adjusted Operating Expenses and Adjusted EBITDA are useful measures in evaluating Alimera’s operating performance. Alimera uses Adjusted Operating Expenses and Adjusted EBITDA in the management of its business. Accordingly, Adjusted Operating Expenses and Adjusted EBITDA for the three months ended June 30, 2018 have been presented in certain instances excluding items identified in the reconciliations provided. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, see the tables below.
These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate these measures in an identical manner. Therefore, they are not necessarily an accurate measure of comparison between companies.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. To compensate for these limitations, Alimera presents its non-GAAP financial results in connection with its GAAP results. Investors are encouraged to review the reconciliation of each of our non-GAAP financial measures to its most directly comparable GAAP financial measure.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, including that Alimera anticipates continued sales momentum throughout 2018. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, (a) a slowdown or reduction in Alimera’s sales in the second half of 2018 due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and Alimera’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018, to be filed with the SEC soon.

Besides the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$16,687	$24,067
Restricted cash	33	34
Accounts receivable, net	13,419	11,435
Prepaid expenses and other current assets	2,299	2,278
Inventory	2,139	1,508
Total current assets	34,577	39,322
NON-CURRENT ASSETS:
Property and equipment, net	1,542	1,410
Intangible asset, net	17,701	18,664
Deferred tax asset	1,015	528
TOTAL ASSETS	$54,835	$59,924
CURRENT LIABILITIES:
Accounts payable	$6,542	$5,905
Accrued expenses	2,227	3,582
Capital lease obligations	211	184
Total current liabilities	8,980	9,671
NON-CURRENT LIABILITIES:
Note payable	37,461	34,365
Capital lease obligations — less current portion	338	203
Other non-current liabilities	2,518	766
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series B Convertible Preferred Stock	49,568	49,568
Common stock	700	691
Additional paid-in capital	344,022	341,622
Common stock warrants	3,707	3,707
Accumulated deficit	(410,758)	(399,075)
Accumulated other comprehensive loss	(928)	(821)
TOTAL STOCKHOLDERS’ EQUITY	5,538	14,919
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,835	$59,924

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
NET REVENUE	$10,917	$10,368	$20,719	$16,986
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,113)	(769)	(2,389)	(1,356)
GROSS PROFIT	9,804	9,599	18,330	15,630

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,777	2,238	5,599	4,348
GENERAL AND ADMINISTRATIVE EXPENSES	3,229	3,012	7,084	6,276
SALES AND MARKETING EXPENSES	5,926	5,060	11,895	10,562
DEPRECIATION AND AMORTIZATION	650	667	1,299	1,333
OPERATING EXPENSES	12,582	10,977	25,877	22,519
NET LOSS FROM OPERATIONS	(2,778)	(1,378)	(7,547)	(6,889)

INTEREST EXPENSE AND OTHER	(1,178)	(1,384)	(2,329)	(2,721)
UNREALIZED FOREIGN CURRENCY GAIN, NET	32	28	34	—
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	—	21	—	188
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	(1,766)	—
NET LOSS BEFORE TAXES	(3,924)	(2,713)	(11,608)	(9,422)
PROVISION FOR TAXES	(76)	(44)	(76)	(70)
NET LOSS	$(4,000)	$(2,757)	$(11,684)	$(9,492)
NET LOSS PER SHARE — Basic and diluted	$(0.06)	$(0.04)	$(0.17)	$(0.15)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	70,022,100	65,485,106	69,952,940	65,175,724

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
GAAP NET LOSS	$(4,000)	$(2,757)	$(11,684)	$(9,492)
Adjustments to net loss:
Interest expense and other	1,178	1,384	2,329	2,721
Provision for taxes	76	44	76	70
Depreciation and amortization	650	667	1,299	1,333
Stock-based compensation expenses	1,151	1,233	2,358	2,400
Unrealized foreign currency exchange gains	(32)	(28)	(34)	—
Change in the fair value of derivative warrant liability	—	(21)	—	(188)
Loss on early extinguishment of debt	—	—	1,766	—
NON-GAAP ADJUSTED EBITDA	$(977)	$522	$(3,890)	$(3,156)

GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)
GAAP Operating Expenses	$12,582	$10,977	$25,877	$22,519
Adjustments to Operating Expenses:
Depreciation and Amortization	(650)	(667)	(1,299)	(1,333)
Stock-based compensation expenses	(1,151)	(1,233)	(2,358)	(2,400)
NON-GAAP Adjusted Operating Expenses	$10,781	$9,077	$22,220	$18,786

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in thousands)

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$7,999	$2,918	$—	$10,917	$8,056	$2,312	$—	$10,368
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(856)	(257)	—	(1,113)	(503)	(266)	—	(769)
GROSS PROFIT	7,143	2,661	—	9,804	7,553	2,046	—	9,599

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,602	954	221	2,777	1,498	518	222	2,238
GENERAL AND ADMINISTRATIVE EXPENSES	1,866	723	640	3,229	1,828	476	708	3,012
SALES AND MARKETING EXPENSES	4,142	1,493	291	5,926	3,521	1,236	303	5,060
DEPRECIATION AND AMORTIZATION	—	—	650	650	—	—	667	667
OPERATING EXPENSES	7,610	3,170	1,802	12,582	6,847	2,230	1,900	10,977
SEGMENT (LOSS) GAIN FROM OPERATIONS	(467)	(509)	(1,802)	(2,778)	706	(184)	(1,900)	(1,378)
OTHER INCOME AND EXPENSES, NET	—	—	(1,146)	(1,146)	—	—	(1,335	(1,335)
NET LOSS BEFORE TAXES				$(3,924)				$(2,713)

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$14,976	$5,743	$—	$20,719	$12,501	$4,485	$—	$16,986
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,741)	(648)	—	(2,389)	(951)	(405)	—	(1,356)
GROSS PROFIT	13,235	5,095	—	18,330	11,550	4,080	—	15,630

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,242	1,904	453	5,599	2,656	1,259	433	4,348
GENERAL AND ADMINISTRATIVE EXPENSES	4,159	1,630	1,295	7,084	3,531	1,395	1,350	6,276
SALES AND MARKETING EXPENSES	8,514	2,771	610	11,895	7,567	2,378	617	10,562
DEPRECIATION AND AMORTIZATION	—	—	1,299	1,299	—	—	1,333	1,333
OPERATING EXPENSES	15,915	6,305	3,657	25,877	13,754	5,032	3,733	22,519
SEGMENT LOSS FROM OPERATIONS	(2,680)	(1,210)	(3,657)	(7,547)	(2,204)	(952)	(3,733)	(6,889)
OTHER INCOME AND EXPENSES, NET	—	—	(4,061)	(4,061)	—	—	(2,533)	(2,533)
NET LOSS BEFORE TAXES				$(11,608)				$(9,422)

For press inquiries:

Katie Brazel
for Alimera Sciences
404-317-8361
kbrazel@bellsouth.net

For investor inquiries:

CG Capital
for Alimera Sciences
877-889-1972
investorrelations@cg.capital